UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2012 (July 3, 2012)

Brazil Fast Food Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23278	13-3688737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rua Voluntários da Pátria, 89-9° andar — Botafogo
CEP 22.270-010, Rio de Janeiro, Brazil	22270-010
(Address of Principal Executive Offices)	(Zip Code)

011 55 21 2536-7500

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On July 3, 2012, Brazil Fast Food Corp. (the “Company”) dismissed KPMG Auditores Independentes (“KPMG”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company recommended and approved the decision to dismiss KPMG.

KPMG previously audited The Company’s consolidated financial statements for the fiscal year ended December 31, 2011. KPMG’s reports on the consolidated financial statements of the Company for the fiscal year ended December 31, 2011 did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s financial statements for the fiscal year ended December 31, 2011, KPMG has had no disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of such disagreement in connection with its reports on the consolidated financial statements for the fiscal year ended December 31, 2011.

(b) The Company’s Audit Committee engaged BDO RCS Auditores Independentes (“BDO”) as the successor independent registered public accounting firm effective July 3, 2012.

Prior to engaging BDO, neither the Company nor anyone acting on the Company’s behalf consulted BDO regarding (a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2012

BRAZIL FAST FOOD CORP.

By:	/s/ Ricardo Figueiredo Bomeny
Name: Ricardo Figueiredo Bomeny Title: Chief Executive Officer and Acting Chief Financial Officer

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